Exhibit 10.4

AMENDMENT #8 TO AMENDED AND RESTATED BUSINESS FINANCING AGREEMENT AND AMENDED AND RESTATED AGREEMENT FOR WHOLESALE FINANCING

This Amendment #8 (this “Amendment”) is entered into as of November 12, 2019, by and among ePlus Technology, inc. (“Technology”), ePlus Technology Services, inc. (“Services”) and SLAIT Consulting, LLC (“SLAIT”; and together with Technology and Services, each sometimes referred to as a “Dealer,” and sometimes referred to collectively, jointly and severally, as “Dealer”) and Wells Fargo Commercial Distribution Finance, LLC (“CDF”) and is to (a) that certain Amended and Restated Business Financing Agreement by and between Dealer and CDF dated as of July 23, 2012 (as amended, restated, amended and restated, modified, extended, renewed, substituted, and/or supplemented from time to time, the “BFA”) and (b) that certain Agreement for Wholesale Financing by and between Dealer and CDF dated as of July 23, 2012 (as amended, restated, amended and restated, modified, extended, renewed, substituted, and/or supplemented from time to time, the “AWF” ). All terms which are not defined herein shall have the same meaning in this Amendment as in the BFA or AWF, as applicable.
NOW THEREFORE, in consideration of the premises and of the mutual promises contained herein and in the BFA or AWF, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.          The definition of “Obligations” in Section 1.1 of the BFA is hereby deleted in its entirety and replaced with the following:
“Obligations”: all liabilities and indebtedness now or hereafter arising, owing, due or payable from Dealer to CDF or any L/C Issuer (solely with respect to any liabilities or indebtedness owing to such L/C Issuer in connection with a Letter of Credit issued pursuant to this Agreement), including any third party claims against Dealer satisfied or acquired by CDF, whether primary or secondary, joint or several, direct, contingent, fixed or otherwise, and, whether or not evidenced by instruments or evidences of indebtedness, and all covenants, agreements, warranties, duties and representations, whether such Obligations arise under this Agreement, the Other Agreements, or any other agreements previously, now or hereafter executed by Dealer and delivered to CDF or by operation of law, including, without limitations, the Letter of Credit Obligations.”
2.          The definition of “Obligations” in Section 30(a) of the AWF is hereby deleted in its entirety and replaced with the following:
“For the purposes of this Agreement, “Obligations” is defined as all liabilities and indebtedness now or hereafter arising, owing, due or payable from Dealer to CDF, including any third party claims against Dealer satisfied or acquired by CDF, whether primary or secondary, joint or several, direct, contingent, fixed or otherwise, and whether or not evidenced by instruments or evidences of indebtedness, and all covenants, agreements, warranties, duties and representations, whether such Obligations arise under this Agreement or any other agreements previously, now or hereafter executed by Dealer and delivered to CDF or by operation of law.”

3.          Section 6.1(d) of the BFA and Section 13(d) of the AWF are hereby deleted in their entirety and replaced with the following:
“(d) Dealer fails to pay any portion of Dealer’s debts to CDF or to any person that at any time directly or indirectly controls, is controlled by, or is in common control with CDF (“CDF Affiliate”) when due and payable hereunder or under any other agreement between CDF or any CDF Affiliate and Dealer and, with respect to this Agreement, such failure is not cured within two (2) days of receipt of notice thereof;”
4.        CDF hereby notifies Dealer, and Dealer hereby acknowledges, that many dealers who use CDF’s Customer Online Management System (“COMS”) will receive a notification regarding a Modification of Financing Agreement in December 2019. Such notification will automatically be generated by COMS, and therefore, Dealer may receive such notification from COMS. Such notification will address the same subject matter addressed under the BFA or AWF, and Dealer agrees to ignore such notification. The parties agree that notwithstanding any Dealer’s receipt of such notification from COMS, such notification shall have no binding effect. All amendments to the BFA or AWF shall only be effective if completed in accordance with the BFA or AWF.

5.        Each Dealer hereby ratifies and confirms the BFA or AWF, as amended hereby, and each Other Agreement executed by such Dealer in all respects.

6.       Each Dealer hereby unconditionally releases, acquits, waives, and forever discharges CDF and its successors, assigns, directors, officers, agents, employees, representatives and attorneys from any and all liabilities, claims, causes of action or defenses, if any, and for any action taken or failure to take action, existing at any time prior to the execution of this Amendment.

7.          This Amendment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their participants, successors and assigns.

8.          This Amendment may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Amendment may be executed by any party to this Amendment by original signature, facsimile and/or electronic signature.
IN WITNESS WHEREOF, Dealer and CDF have executed this Amendment as of the date first set forth hereinabove.

“DEALER”

ePLUS TECHNOLOGY, INC.

By:	/s/ Elaine D. Marion
Name:	Elaine D. Marion
Title:	CFO

ePLUS TECHNOLOGY SERVICES, INC.

By:	/s/ Elaine D. Marion
Name:	Elaine D. Marion
Title:	CFO

SLAIT CONSULTING, LLC

By:	/s/ Elaine D. Marion
Name:	Elaine D. Marion
Title:	CFO

“CDF”

WELLS FARGO COMMERCIAL DISTRIBUTION FINANCE, LLC

By:	/s/ Fahad Haroon
Name:	Fahad Haroon
Title:	Duly Authorized Signatory